                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                January 14, 2000

Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, NC  27707

          Re: Triangle Pharmaceuticals, Inc. - Registration Statement for an
              Offering of 905,791 Shares of Common Stock

Ladies and Gentlemen:

       We have acted as counsel to Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 905,791 shares of common stock of the Company (the "Shares") and related stock options under the Company's 1996 Stock Incentive Plan (the "Incentive Plan").

       This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

       We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and administration of the Incentive Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or stock issuance agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

       We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

       This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Shares.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP